EXHIBIT 32.1

SECTION 1350 CERTIFICATION

        In connection with the Amendment #1 to the Quarterly Report of TRANSAX International Limited (the "Company") on Form 10-Q for the period ended March 31, 2012 as filed with the Securities and Exchange Commission (the "Report"), I, Wei Lin, Chief Executive Officer and President, Jiale Cai, Chief Financial and Officer of the Company, certify, pursuant to 18 U.S.C. SS. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

           1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
           2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

August 31 , 2012	/s/ Wei Lin
Wei Lin, Chairman and Chief Executive Officer (principal executive officer)

August 31, 2012	/s/ Jiale Cai
Jiale Cai, Chief Financial Officer (principal financial and accounting officer)

         A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request